SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM S-8
                              REGISTRATION STATEMENT
                                       Under
                            THE SECURITIES ACT OF 1933

                                 S.Y. BANCORP, INC.
                 (Exact name of registrant as specified in its charter)

              Kentucky                                       61-1137529
        (State or other jurisdiction       (I.R.S. Employer Identification No.)
       of incorporation or organization)

                               1040 East Main Street
                            Louisville, Kentucky 40206
             (Address of Principal Executive Offices, including Zip Code)

                      S.Y. BANCORP, INC. 1995 STOCK INCENTIVE PLAN
                                (Full title of the plan)

                     Nancy B. Davis, Executive Vice President
                             and Chief Financial Officer
                                  S.Y. Bancorp, Inc.
                                1040 East Main Street
                              Louisville, Kentucky 40206
                       (Name and address of agent for service)

                                     (502) 625-9176
                (Telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE



Title of securities    Amount         Proposed       Proposed
  to be registered     to be          maximum        maximum
                     registered       offering       aggregate    Amount of
                                      price per      offering   registration
                                       share         Price (1)      fee
------------------  ------------     ----------     ----------  ------------

   Common Stock,      400,000          $20.50       $8,200,000     $2,165
   no par value        shares


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) (1), based upon the closing price of the Common Stock on the American Stock Exchange on February 11, 2000.







        INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

      Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously filed registration statement on Form S-8
(File No. 33-96740) relating to the S.Y. Bancorp, Inc. 1995 Stock
Incentive Plan are incorporated herein by reference.






SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 10th day of August, 1999.

                                                   S.Y. BANCORP, INC.

                                                   By: /s/ David H. Brooks
                                                      ------------------------
                                                   David H. Brooks
                                                   Chairman and Chief Executive
                                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David P. Heintzman and Nancy B. Davis, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.


           Signature                          Title                 Date
          -----------                         -----                 -----
/s/ David H. Brooks                  Chairman and Chief        August 10, 1999
----------------------------         Executive Officer
David H. Brooks                      and Director
                                     (principal executive
                                     officer)


/s/ David P. Heintzman               President and              August 10, 1999
----------------------------         Director
David P. Heintzman



/s/ Nancy B. Davis                    Executive Vice President,
----------------------------          Treasurer and Chief
Nancy B. Davis                        Financial Officer
                                      (principal financial     August 10, 1999
                                      and accounting officer)





Signature                              Title                        Date
-----------                            -----                        ----



/s/ James E. Carrico                   Director               August 10, 1999
---------------------------
James E. Carrico

/s/ Jack M. Crowner                    Director               August 10, 1999
---------------------------
Jack M. Crowner

/s/ Charles R. Edinger                 Director               August 10, 1999
--------------------------
Charles R. Edinger, III

/s/ Carl T. Fischer, Jr.               Director               August 10, 1999
----------------------------
Carl T. Fischer, Jr.

/s/ Stanley A. Gall                    Director               August 10, 1999
----------------------------
Stanley A. Gall, M.D.

/s/ Leonard Kaufman                    Director               August 10, 1999
----------------------------
Leonard Kaufman

/s/ George R.Keller	                   Director               August 10, 1999
----------------------------
George R. Keller

/s/ Bruce P. Madison                   Director               August 10, 1999
----------------------------
Bruce P. Madison

/s/ Henry A. Meyer                     Director               August 10, 1999
----------------------------
Henry A. Meyer

/s/ Norman Tasman                       Director              August 10, 1999
----------------------------
Norman Tasman

/s/ Kathy C. Thompson                   Executive Vice        August 10, 1999
----------------------------            President and Director
Kathy C. Thompson



                                  INDEX TO EXHIBITS

Exhibit                                                          Sequentially
Number                   Description of Exhibits                 Numbered Pages
---------                ----------------------------            --------------
5.1                      Opinion and consent of Stites & Harbison       4

23.1                     Consent of Stites & Harbison (included
                               in Exhibit 5.1)                          4

23.2                     Consent of KPMG LLP                            5

24.1                     Powers of attorney (reference is made
                               to page II-6 of this registration
                               statement)                               --











Exhibit 5.1

February 14, 2000

S.Y. Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky  40206
RE:	1995 Stock Incentive Plan
Registration Statement on Form S-8


Ladies and Gentlemen:
We have acted as counsel for S.Y. Bancorp, Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 400,000 shares of the Company's common stock, no par value
(the "Common Stock"), to be issued by the Company from time to time pursuant to the Company's 1995 Stock Incentive Plan.

In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly delivered against payment therefor, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable.

Our opinion is limited by and subject to the following:
(a)	In rendering our opinion we have assumed that, at the time of each issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.
(b)	In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.
(c)	Our opinion is based solely on and limited to the laws of the
Commonwealth of Kentucky and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



Yours very truly,

/S/ Stites & Harbison








Exhibit 23.2


                             CONSENT OF KPMG LLP


The Board of Directors
S.Y. Bancorp, Inc.


We consent to incorporation by reference in Registration Statement
(No. 33-96740) on Form S-8 of S.Y. Bancorp, Inc. of our report dated
January 22, 1999, relating to the consolidated balance sheets of S.Y. Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of S.Y. Bancorp, Inc.


                                        /S/ KPMG LLP



Louisville, Kentucky
February 14, 2000